Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

We hereby consent to the inclusion in this filing on Form 8-K of our report dated March 11, 2005 appearing in Lyris Technologies Inc.’s Financial Statements for the years ended December 31, 2004, 2003 and 2002.

Dated: May 11, 2005

/s/ Burr, Pilger & Mayer LLP